AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           FLAG FINANCIAL CORPORATION

                                       AND

                         THOMASTON FEDERAL SAVINGS BANK


                             Dated as of May 7, 1999

                                TABLE OF CONTENTS


LIST OF EXHIBITS.............................................................iv


AGREEMENT AND PLAN OF MERGER.................................................1


ARTICLE 1.        TRANSACTIONS AND TERMS OF THE MERGER.......................1

   1.1   CREATION OF INTERIM.................................................1
   1.2   MERGER..............................................................2
   1.3   TIME AND PLACE OF CLOSING...........................................2
   1.4   EFFECTIVE TIME......................................................2

ARTICLE 2.        TERMS OF MERGER............................................2

   2.1   CHARTER.............................................................2
   2.2   BYLAWS..............................................................2
   2.3   DIRECTORS AND OFFICERS..............................................3

ARTICLE 3.        MANNER OF CONVERTING SHARES................................3

   3.1   CONVERSION OF SHARES................................................3
   3.2   ANTI-DILUTION PROVISIONS............................................4
   3.3   SHARES HELD BY THOMASTON FEDERAL OR FLAG............................4
   3.4   DISSENTING SHAREHOLDERS.............................................4
   3.5   FRACTIONAL SHARES...................................................5
   3.6   INTERIM STOCK.......................................................5

ARTICLE 4.        EXCHANGE OF SHARES.........................................5

   4.1   EXCHANGE PROCEDURES.................................................5
   4.2   RIGHTS OF FORMER SHAREHOLDERS OF THOMASTON FEDERAL..................6

ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF THOMASTON FEDERAL........7

   5.1   ORGANIZATION, STANDING, AND POWER...................................7
   5.2   AUTHORITY OF THOMASTON FEDERAL; NO BREACH BY AGREEMENT..............7
   5.3   CAPITAL STOCK.......................................................9
   5.4   THOMASTON FEDERAL SUBSIDIARIES......................................9
   5.5   FINANCIAL STATEMENTS...............................................10
   5.6   ABSENCE OF UNDISCLOSED LIABILITIES ................................10
   5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS ..............................11
   5.8   TAX MATTERS .......................................................11
   5.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES ................................12
   5.10     ASSETS .........................................................13
   5.11     INTELLECTUAL PROPERTY ..........................................13
   5.12     ENVIRONMENTAL MATTERS ..........................................14
   5.13     COMPLIANCE WITH LAWS ...........................................15
   5.14     IMMIGRATION MATTERS ............................................15
   5.15     LABOR RELATIONS ................................................16
   5.16     EMPLOYEE BENEFIT PLANS .........................................16
   5.17     MATERIAL CONTRACTS .............................................18
   5.18     LEGAL PROCEEDINGS ..............................................19
   5.19     REPORTS ........................................................20
   5.20     STATEMENTS TRUE AND CORRECT ....................................20
   5.21     ACCOUNTING, TAX AND REGULATORY MATTERS .........................20
   5.22     CHARTER PROVISIONS .............................................21
   5.23     BOARD RECOMMENDATION ...........................................21
   5.24     Y-2K ...........................................................21

ARTICLE 6.        REPRESENTATIONS AND WARRANTIES OF FLAG....................21

   6.1   ORGANIZATION, STANDING, AND POWER .................................21
   6.2   AUTHORITY OF FLAG; NO BREACH BY AGREEMENT .........................22
   6.3   CAPITAL STOCK .....................................................23
   6.4   FLAG SUBSIDIARIES .................................................23
   6.5   SEC FILINGS, FINANCIAL STATEMENTS .................................24
   6.6   ABSENCE OF UNDISCLOSED LIABILITIES ................................25
   6.7   ABSENCE OF CERTAIN CHANGES OR EVENTS ..............................25
   6.8   TAX MATTERS .......................................................25
   6.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES ................................26
   6.10     ASSETS .........................................................27
   6.11     INTELLECTUAL PROPERTY ..........................................27
   6.12     ENVIRONMENTAL MATTERS ..........................................28
   6.13     COMPLIANCE WITH LAWS ...........................................28
   6.14     LABOR RELATIONS ................................................29
   6.15     EMPLOYEE BENEFIT PLANS .........................................29
   6.16     MATERIAL CONTRACTS .............................................31
   6.17     LEGAL PROCEEDINGS ..............................................32
   6.18     REPORTS ........................................................32
   6.19     STATEMENTS TRUE AND CORRECT ....................................32
   6.20     ACCOUNTING TAX AND REGULATORY MATTERS ..........................33
   6.21     CHARTER PROVISIONS .............................................33
   6.22     BOARD RECOMMENDATION ...........................................33
   6.23     Y2K ............................................................33
   6.24     MATTERS RELATING TO INTERIM ....................................34

ARTICLE 7.        CONDUCT OF BUSINESS PENDING CONSUMMATION..................34

   7.1   AFFIRMATIVE COVENANTS OF THOMASTON FEDERAL ........................34
   7.2   NEGATIVE COVENANTS OF THOMASTON FEDERAL ...........................35
   7.3   AFFIRMATIVE COVENANTS OF FLAG .....................................37
   7.4   NEGATIVE COVENANTS OF FLAG ........................................37
   7.5   ADVERSE CHANGES IN CONDITION ......................................37
   7.6   REPORTS ...........................................................37

ARTICLE 8.        ADDITIONAL AGREEMENTS.....................................38

   8.1   REGISTRATION STATEMENT ............................................38
   8.2   NASDAQ LISTING ....................................................39
   8.3   SHAREHOLDER APPROVAL ..............................................39
   8.4   APPLICATIONS ......................................................40
   8.5   AGREEMENT AS TO EFFORTS TO CONSUMMATE .............................40
   8.6   INVESTIGATION AND CONFIDENTIALITY .................................41
   8.7   PRESS RELEASES ....................................................41
   8.8   CERTAIN ACTIONS ...................................................41
   8.9   ACCOUNTING AND TAX TREATMENT ......................................42
   8.10     CHARTER PROVISIONS .............................................42
   8.11     AGREEMENTS OF AFFILIATES .......................................42
   8.12     EMPLOYEE BENEFITS AND CONTRACTS ................................43
   8.13     INDEMNIFICATION ................................................44

ARTICLE 9.        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.........44

   9.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY ...........................44
   9.2   CONDITIONS TO OBLIGATIONS OF FLAG .................................46
   9.3   CONDITIONS TO OBLIGATIONS OF THOMASTON FEDERAL ....................47

ARTICLE 10.       TERMINATION...............................................48
   10.1     TERMINATION ....................................................48
   10.2     EFFECT OF TERMINATION ..........................................49
   10.3     NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS ..................49

ARTICLE 11.       MISCELLANEOUS.............................................49

   11.1     DEFINITIONS ....................................................49
   11.2     EXPENSES .......................................................57
   11.3     BROKERS AND FINDERS ............................................57
   11.4     ENTIRE AGREEMENT ...............................................58
   11.5     AMENDMENTS .....................................................58
   11.6     WAIVERS ........................................................58
   11.7     ASSIGNMENT .....................................................59
   11.8     NOTICES ........................................................59
   11.9     GOVERNING LAW ..................................................60
   11.10    COUNTERPARTS ...................................................60
   11.11    CAPTIONS, ARTICLES AND SECTIONS ................................60
   11.12    INTERPRETATIONS ................................................60
   11.13    ENFORCEMENT OF AGREEMENT .......................................60
   11.14    SEVERABILITY ...................................................60

   SIGNATURES TO AGREEMENT AND PLAN OF MERGER

                                LIST OF EXHIBITS


Exhibit
Number          Description
------          -----------

    1. Form of Agreement of Affiliates of Thomaston Federal Savings Bank (ss.8.12,ss. 9.2(f)).

    2.          Matters as to which Long Aldridge & Norman LLP will opine.
                (ss. 9.2(d)).

    3.          Form of Claims Letter (ss. 9.2(g)).

    4. Matters as to which Powell, Goldstein, Frazer & Murphy LLP will opine. (ss. 9.3(d)).

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 7, 1999, by and between FLAG FINANCIAL CORPORATION ("FLAG"), a Georgia corporation located in LaGrange, Georgia, and THOMASTON FEDERAL SAVINGS BANK ("THOMASTON FEDERAL"), a federally-chartered savings association located in Thomaston, Georgia.

                                    Preamble
                                    --------

         The respective Boards of Directors of THOMASTON FEDERAL and FLAG are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of THOMASTON FEDERAL by FLAG, pursuant to the merger of FFC FEDERAL SAVINGS BANK, a wholly-owned subsidiary of FLAG to be organized under the laws of the United States, with and into THOMASTON FEDERAL. At the effective time of such merger, the outstanding shares of the capital stock of THOMASTON FEDERAL shall be converted into the right to receive shares of the common stock of FLAG (except as provided herein). As a result, shareholders of THOMASTON FEDERAL shall become shareholders of FLAG, and THOMASTON FEDERAL shall become a wholly-owned subsidiary of FLAG. The transactions described in this Agreement are subject to (a) approval of the shareholders of THOMASTON FEDERAL, (b) approval of the Board of Governors of the Federal Reserve System, (c) approval of the Office of Thrift Supervision (the "OTS"), (d) approval of the Georgia Department of Banking and Finance, and (e) satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and, for accounting purposes, shall qualify for treatment as a pooling of interests.

         Certain  terms used in this  Agreement  are  defined  in  Section  11.1 hereof.

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:


                                   ARTICLE 1.
                      TRANSACTIONS AND TERMS OF THE MERGER
                      ------------------------------------

1.1  Creation of INTERIM.
--------------------------

     As soon as practicable after the date of this Agreement, FLAG shall cause to be chartered by the OTS an interim savings bank to be called FFC FEDERAL SAVINGS BANK ("INTERIM"), and which will be a wholly-owned subsidiary of FLAG. As soon as practicable following the organization of INTERIM, FLAG shall cause INTERIM to approve, adopt and ratify this Agreement so that it becomes the binding obligation of INTERIM.

1.2  Merger.
------------

     Subject to the terms and conditions of this Agreement, at the Effective Time, INTERIM will merge with and into THOMASTON FEDERAL in accordance with the applicable laws and regulations of the OTS (the "Merger"). THOMASTON FEDERAL shall be the Surviving Bank resulting from the Merger, shall continue under the name "Thomaston Federal Savings Bank," and shall continue to be a federally-charted savings association governed by the Laws of the United States. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of THOMASTON FEDERAL and FLAG, and which will be approved, adopted and ratified by INTERIM as soon as practicable after its organization, as set forth herein.

1.3 Time and Place of  Closing.
--------------------------------

     The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

1.4  Effective  Time.
----------------------

     The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time that the appropriate Articles of Combination reflecting the Merger are approved by the OTS (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of THOMASTON FEDERAL have approved this Agreement (applicable Law does not require that FLAG shareholders approve this Agreement and/or the transactions contemplated hereby, including the Merger); provided, however, that the date of the Effective Time shall not extend past the termination date set forth in ss. 10.1(e) hereof.


                                   ARTICLE 2.
                                 TERMS OF MERGER
                                 ---------------

2.1 Charter.
------------

     The Charter of THOMASTON FEDERAL in effect immediately prior to the Effective Time shall be the Charter of the Surviving Bank until duly amended or repealed.

2.2 Bylaws.
-----------

     The Bylaws of THOMASTON FEDERAL in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank until duly amended or repealed.

2.3 Directors and Officers.
---------------------------

     (a) The directors of the Surviving Bank shall be (i) the directors of THOMASTON FEDERAL immediately prior to the Effective Time and (ii) one of the directors of FLAG immediately prior to the Effective Time, who shall be elected as a director of the Surviving Bank, together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank. In addition, as soon as practicable after the Merger, but in no event later than the next quarterly meeting of the Board of Directors of FLAG following the Effective Time, Robert G. Cochran, President and Chief Executive Officer of THOMASTON FEDERAL, will be elected as a director of FLAG.

     (b) The executive officers of the Surviving Bank shall be (i) the executive officers of the Surviving Bank immediately prior to the Effective Time and (ii) such additional persons as may thereafter be elected. Such persons shall serve as the executive officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.


                                   ARTICLE 3.
                           MANNER OF CONVERTING SHARES
                           ---------------------------

3.1  Conversion of Shares.
---------------------------

     Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of THOMASTON FEDERAL, or the shareholders of the foregoing, the shares of THOMASTON FEDERAL shall be converted as follows:

     (a) Each share of capital stock of FLAG issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of THOMASTON FEDERAL Common Stock (excluding shares held by any THOMASTON FEDERAL Entity or any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their dissenters' rights as provided in
Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.7275 shares of FLAG Common Stock (the "Exchange Ratio").

     (c) Each option or warrant to purchase THOMASTON FEDERAL Common Stock outstanding immediately prior to the Effective Time (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, will be converted into and become options or warrants, as the case may be, to purchase FLAG Common Stock and FLAG will assume each option and warrant in accordance with the terms of the option or warrant plans and agreements, except that from and after the Effective Time (i) FLAG and its Compensation Committee shall be substituted for THOMASTON FEDERAL as administrator of the option and warrant plans, (ii) each option and warrant assumed by FLAG may be exercised solely for shares of FLAG Common Stock, (iii) the number of shares of FLAG Common Stock subject to each option and warrant shall be the number of whole shares of FLAG (omitting any fractional share) determined by multiplying the number of shares of THOMASTON FEDERAL Common Stock subject to such option or warrant immediately prior to the Effective Time by the Exchange Ratio, and (iv) the per share exercise price under each such option or warrant shall be adjusted by dividing the per share exercise price under each such option or warrant by the Exchange Ratio and rounding up to the nearest cent.

3.2  Anti-Dilution  Provisions.
-------------------------------

     In the event that FLAG changes the number of shares of FLAG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock, and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) is prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

3.3 Shares Held by  THOMASTON  FEDERAL or FLAG.
------------------------------------------------

     Each of the shares of THOMASTON FEDERAL Common Stock held by any THOMASTON FEDERAL Entity or by any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.4   Dissenting Shareholders.
------------------------------

     Any holder of shares of THOMASTON FEDERAL Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Section 552.14 of the OTS regulations, shall be entitled to receive the value of such shares in cash as determined pursuant to such regulations; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the OTS regulations and surrendered to FLAG the certificates or certificates representing the shares for which payment is being made. In the event that after the Effective Time, a dissenting shareholder of THOMASTON FEDERAL fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, FLAG shall issue and deliver the consideration to which such holder of shares of THOMASTON FEDERAL Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of THOMASTON FEDERAL Common Stock held by him. If and to the extent required by applicable Law, THOMASTON FEDERAL will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to FLAG.

3.5 Fractional  Shares.
------------------------

     Notwithstanding any other provision of this Agreement, each holder of shares of THOMASTON FEDERAL Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FLAG Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the market value of one share of FLAG Common Stock at the Effective Time. The market value of one share of FLAG Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time or, if no sales are reported on such date, on the next preceding date on which a sale is reported. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

3.6  INTERIM  Stock.
--------------------

     Each share of INTERIM common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for that number of fully paid and nonassessable shares of common stock of the Surviving Bank, which is equal to the number of shares of THOMASTON FEDERAL Common Stock issued and outstanding immediately prior to the Effective Date. From and after the Effective Date, the certificates theretofore representing all of the outstanding shares of INTERIM common stock shall be deemed for all purposes to evidence ownership of such number of shares of Surviving Bank stock. Promptly after the Effective Date, the Surviving Bank shall issue to the shareholder of INTERIM a stock certificate or certificates representing such number of shares of Surviving Bank stock in exchange for the certificate or certificates which formerly represented all of the outstanding shares of INTERIM common stock, which shall be cancelled.


                                   ARTICLE 4.
                               EXCHANGE OF SHARES
                               ------------------

4.1  Exchange Procedures.
-------------------------

     (a) Promptly after the Effective Time, FLAG shall cause the exchange agent selected by FLAG (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of THOMASTON FEDERAL Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of THOMASTON FEDERAL Common Stock so delivered shall be duly endorsed as the Exchange Agent may reasonably require. In the event of a transfer of ownership of shares of THOMASTON FEDERAL Common Stock represented by Certificates that are not registered in the transfer records of THOMASTON FEDERAL, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FLAG and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of THOMASTON FEDERAL Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. FLAG shall not be obligated to deliver the consideration to which any former holder of THOMASTON FEDERAL Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section
4.1. Any other provision of this Agreement notwithstanding, neither FLAG nor the Exchange Agent shall be liable to a holder of THOMASTON FEDERAL Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of THOMASTON FEDERAL shall constitute ratification of the appointment of the Exchange Agent.

     (b) Promptly after the Effective Time, FLAG shall deliver to the holders of each option or warrant to purchase Thomaston Federal Common Stock an appropriate notice setting forth such holder's rights pursuant to such option or warrant following the Merger. At or prior to the Effective Time, FLAG shall take all corporate action necessary to reserve for issuance sufficient shares of FLAG Common Stock for delivery upon the exercise of such options and warrants assumed in accordance with Section 3.1(c).

4.2  Rights  of  Former  Shareholders  of  THOMASTON  FEDERAL.
--------------------------------------------------------------

     At the Effective Time, the stock transfer books of THOMASTON FEDERAL shall be closed as to holders of THOMASTON FEDERAL Common Stock immediately prior to the Effective Time and no transfer of THOMASTON FEDERAL Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of THOMASTON FEDERAL Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to FLAG's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by THOMASTON FEDERAL in respect of such shares of THOMASTON FEDERAL Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of THOMASTON FEDERAL shall be entitled to vote after the Effective Time at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their respective shares of THOMASTON FEDERAL Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FLAG Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FLAG on the FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FLAG Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FLAG Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the FLAG Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate. No interest shall be payable with respect to any cash to be paid under Section 3.1 of this Agreement except to the extent required in connection with the exercise of dissenters' rights.

                                   ARTICLE 5.
               REPRESENTATIONS AND WARRANTIES OF THOMASTON FEDERAL
               ---------------------------------------------------

      THOMASTON FEDERAL hereby represents and warrants to FLAG as follows:

5.1 Organization, Standing, and Power.
-------------------------------------

     THOMASTON FEDERAL is a federally-chartered savings association duly organized, validly existing, and in good standing under the Laws of the United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. THOMASTON FEDERAL is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. The minute book and other organizational documents for THOMASTON FEDERAL have been made available to FLAG for its review and, except as disclosed in
Section 5.1 of the THOMASTON FEDERAL Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

5.2  Authority of THOMASTON FEDERAL; No Breach By Agreement.
------------------------------------------------------------

     (a) THOMASTON FEDERAL has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby subject to the terms and conditions hereof. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of THOMASTON FEDERAL, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of voting stock of THOMASTON FEDERAL, which is the only shareholder vote required for approval of this Agreement, and consummation of the Merger by THOMASTON FEDERAL. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of THOMASTON FEDERAL, enforceable against THOMASTON FEDERAL in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by THOMASTON FEDERAL, nor the consummation by THOMASTON FEDERAL of the transactions contemplated hereby, nor compliance by THOMASTON FEDERAL with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of THOMASTON FEDERAL's Charter or Bylaws, or the Charter, Articles of Incorporation, or Bylaws of any THOMASTON FEDERAL Subsidiary or any resolution adopted by the board of directors or the shareholders of any THOMASTON FEDERAL Entity, or (ii) except as disclosed in Section 5.2 of the THOMASTON FEDERAL Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any THOMASTON FEDERAL Entity under, any Contract or Permit of any THOMASTON FEDERAL Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, or (iii) create any right in any third party to exercise any rights adverse to any THOMASTON FEDERAL entity or acquire any asset of any THOMASTON FEDERAL entity, or (iv) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to, any Law or Order applicable to any THOMASTON FEDERAL Entity or any of their respective material Assets (including any THOMASTON FEDERAL Entity becoming subject to or liable for the payment of any Tax on any of the Assets owned by any THOMASTON FEDERAL Entity being reassessed or revalued by any Taxing authority).

     (c) Other than in connection or compliance with the provisions of applicable federal and state banking Laws (including Laws applicable to bank and/or savings association holding companies), and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by THOMASTON FEDERAL of the Merger and the other transactions contemplated in this Agreement.

5.3 Capital Stock.
------------------

     (a) As of the date of this Agreement, the authorized capital stock of THOMASTON FEDERAL consists of 5,000,000 shares of THOMASTON FEDERAL Common Stock and 5,000,000 shares of serial preferred stock with a par value of $1.00 per share, of which 651,639 shares of Common Stock are issued and outstanding, and of which 28,350 shares of Common Stock underlie outstanding options to purchase THOMASTON FEDERAL Common Stock. All of the issued and outstanding shares of capital stock of THOMASTON FEDERAL are duly and validly issued and outstanding and are fully paid and nonassessable under the OTS regulations. None of the outstanding shares of capital stock of THOMASTON FEDERAL has been issued in violation of any preemptive rights of the current or past shareholders of THOMASTON FEDERAL.

     (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the THOMASTON FEDERAL Disclosure Memorandum, there are no shares of capital stock or other equity securities of THOMASTON FEDERAL outstanding and no outstanding Equity Rights relating to the capital stock of THOMASTON FEDERAL.

5.4 THOMASTON FEDERAL  Subsidiaries.
------------------------------------

     THOMASTON FEDERAL has disclosed in Section 5.4 of the THOMASTON FEDERAL Disclosure Memorandum all of the THOMASTON FEDERAL Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the THOMASTON FEDERAL Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of Thomaston Federal's ownership interest therein). Except as disclosed in Section 5.4 of the THOMASTON FEDERAL Disclosure Memorandum, THOMASTON FEDERAL or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each THOMASTON FEDERAL Subsidiary. No capital stock (or other equity interest) of any THOMASTON FEDERAL Subsidiary is or may become required to be issued (other than to another THOMASTON FEDERAL Entity) by reason of any Equity Rights, and there are no Contracts by which any THOMASTON FEDERAL Subsidiary is bound to issue (other than to another THOMASTON FEDERAL Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any THOMASTON FEDERAL Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any THOMASTON FEDERAL Subsidiary (other than to another THOMASTON FEDERAL Entity). There are no Contracts relating to the rights of any THOMASTON FEDERAL Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any THOMASTON FEDERAL Subsidiary. All of the shares of capital stock (or other equity interests) of each THOMASTON FEDERAL Subsidiary held by a THOMASTON FEDERAL Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the THOMASTON FEDERAL Entity free and clear of any Lien. Except as disclosed in
Section 5.4 of the THOMASTON FEDERAL Disclosure Memorandum, each THOMASTON FEDERAL Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and, as to corporations, in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each THOMASTON FEDERAL Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. Each THOMASTON FEDERAL Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each THOMASTON FEDERAL Subsidiary have been made available to FLAG for its review, and, except as disclosed in Section 5.4 of the THOMASTON FEDERAL Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

5.5 Financial  Statements.
--------------------------

     Each of the THOMASTON FEDERAL Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP, or with regulatory accounting principles applicable to audited or interim financial statements of savings associations, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of THOMASTON FEDERAL and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

5.6  Absence of Undisclosed  Liabilities.
------------------------------------------

     No THOMASTON FEDERAL Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of THOMASTON FEDERAL as of December 31, 1998, included in the THOMASTON FEDERAL Financial Statements or reflected in the notes thereto. No THOMASTON FEDERAL Entity has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

5.7  Absence of Certain  Changes or Events.
--------------------------------------------

     Since December 31, 1998, except as disclosed in the THOMASTON FEDERAL Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the THOMASTON FEDERAL Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, and (ii) each THOMASTON FEDERAL Entity has operated in all material respect in the ordinary course of business and without a material breach or violation of any of the covenants and agreements of THOMASTON FEDERAL provided in Article 7.

5.8  Tax Matters.
-----------------

     (a) All Tax Returns required to be filed by or on behalf of any THOMASTON FEDERAL Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of THOMASTON FEDERAL, have not expired for the periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation pending with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, except as reserved against in the THOMASTON FEDERAL Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the THOMASTON FEDERAL Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded tax related Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of THOMASTON FEDERAL Entities, except for any such Liens which are not reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

     (b) None of the THOMASTON FEDERAL Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the THOMASTON FEDERAL Entities for the period or periods through and including the date of the respective THOMASTON FEDERAL Financial Statements that has been made and is reflected on such THOMASTON FEDERAL Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of THOMASTON FEDERAL Entities have been provided for in accordance with GAAP.

     (e) Except as disclosed in Section 5.8 of the THOMASTON FEDERAL Disclosure Memorandum, none of the THOMASTON FEDERAL Entities is a party to any Tax allocation or sharing agreement and none of THOMASTON FEDERAL Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was THOMASTON FEDERAL) or has any Liability for Taxes of any Person (other than THOMASTON FEDERAL and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the THOMASTON FEDERAL Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

     (g) Except as disclosed in Section 5.8 of the THOMASTON FEDERAL Disclosure Memorandum, none of the THOMASTON FEDERAL Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 280G or 162(m) of the Internal Revenue Code.

     (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of THOMASTON FEDERAL Entities that occurred during or after any Taxable Period in which THOMASTON FEDERAL Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

     (i) No THOMASTON FEDERAL Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting THOMASTON FEDERAL Entities have been or will be timely made.

5.9  Allowance  for Possible  Loan Losses.
-------------------------------------------

     The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of THOMASTON FEDERAL included in the most recent THOMASTON FEDERAL Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of THOMASTON FEDERAL included in the THOMASTON FEDERAL Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses, net of recoveries related to loans or credits previously charged off, relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of THOMASTON FEDERAL Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by THOMASTON FEDERAL Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect.

5.10  Assets.
-------------

     (a) Except as disclosed in Section 5.10 of the THOMASTON FEDERAL Disclosure Memorandum or as disclosed or reserved against in the THOMASTON FEDERAL Financial Statements delivered prior to the date of this Agreement, THOMASTON FEDERAL Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect. All tangible properties used in the businesses of the THOMASTON FEDERAL Entities are usable in the ordinary course of business consistent with THOMASTON FEDERAL's past practices.

     (b) All Assets which are material to THOMASTON FEDERAL's business on a consolidated basis, held under leases or subleases by any of the THOMASTON FEDERAL Entities, are held under valid Contracts enforceable against THOMASTON FEDERAL in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

     (c) THOMASTON FEDERAL Entities currently maintain the insurance policies described in Section 5.10(c) of the THOMASTON FEDERAL Disclosure Memorandum. None of the THOMASTON FEDERAL Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any THOMASTON FEDERAL Entity under such policies.

     (d) The Assets of the THOMASTON FEDERAL Entities include all material Assets required to operate the business of the THOMASTON FEDERAL Entities as presently conducted.

5.11 Intellectual Property.
---------------------------

     Each THOMASTON FEDERAL Entity owns or has a license to use all of the Intellectual Property used by such THOMASTON FEDERAL Entity in the ordinary course of its business. Except as disclosed in Section 5.11 of the THOMASTON FEDERAL Disclosure Memorandum, each THOMASTON FEDERAL Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such THOMASTON FEDERAL Entity in connection with such THOMASTON FEDERAL Entity's business operations, and such THOMASTON FEDERAL Entity has the right to convey by sale or license any Intellectual Property so conveyed. No THOMASTON FEDERAL Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of THOMASTON FEDERAL, threatened, which challenge the rights of any THOMASTON FEDERAL Entity with respect to Intellectual Property used, sold or licensed by such THOMASTON FEDERAL Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of THOMASTON FEDERAL, the conduct of the business of the THOMASTON FEDERAL Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the THOMASTON FEDERAL Disclosure Memorandum, no THOMASTON FEDERAL Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

5.12 Environmental Matters.
---------------------------

     (a) Except as disclosed in Section 5.12 of the THOMASTON FEDERAL Disclosure Memorandum, to the Knowledge of THOMASTON FEDERAL, each THOMASTON FEDERAL Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

     (b) There is no Litigation pending or, to the Knowledge of THOMASTON FEDERAL, threatened, before any court, governmental agency, or authority or other forum in which any THOMASTON FEDERAL Entity or any of its Operating Properties or Participation Facilities (or THOMASTON FEDERAL in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any THOMASTON FEDERAL Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened against THOMASTON FEDERAL that is not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, nor, to the Knowledge of THOMASTON FEDERAL, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

     (c) Except as disclosed in Section 5.12 of the THOMASTON FEDERAL Disclosure Memorandum, during the period of (i) any THOMASTON FEDERAL Entity's ownership or operation of any of their respective current Assets, or (ii) any THOMASTON FEDERAL Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of THOMASTON FEDERAL, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. Except as disclosed in Section 5.12 of the THOMASTON FEDERAL Disclosure Memorandum, prior to the period of (i) any THOMASTON FEDERAL Entity's ownership or operation of any of their respective current properties,
(ii) any THOMASTON FEDERAL Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of THOMASTON FEDERAL, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

5.13  Compliance  with Laws.
----------------------------

     Each THOMASTON FEDERAL Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, and, to the Knowledge of THOMASTON FEDERAL, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. Except as disclosed in Section 5.13 of the THOMASTON FEDERAL Disclosure Memorandum, none of the THOMASTON FEDERAL Entities:

     (a) is in Default under any of the provisions of its Charter or Bylaws (or other governing instruments);

     (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect; or

     (c) since January 1, 1995, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any THOMASTON FEDERAL Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, or (iii) requiring any THOMASTON FEDERAL Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FLAG.

5.14 Immigration Matters.
-------------------------

     (a) Except as set forth in Section 5.14(a) of the THOMASTON FEDERAL Disclosure Memorandum, each THOMASTON FEDERAL Entity has complied with the IRCA with respect to the completion of Forms I-9 for all employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

     (b) Except as set forth in Section 5.14(b) of the THOMASTON FEDERAL Disclosure Memorandum, with respect to a former employee who has left a THOMASTON FEDERAL Entity's employment within three (3) years prior to Closing, the THOMASTON FEDERAL Entity has complied with the IRCA with respect to the maintenance of Forms I-9 for at least three years from the date of hire or for one year beyond the date of termination, whichever is later.

5.15 Labor Relations.
---------------------

     No THOMASTON FEDERAL Entity is the subject of any pending Litigation asserting that it or any other THOMASTON FEDERAL Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other THOMASTON FEDERAL Entity to bargain with any labor organization as to wages or conditions of employment, nor is any THOMASTON FEDERAL Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any THOMASTON FEDERAL Entity, pending or, to the Knowledge of Thomaston Federal, threatened, or to the Knowledge of THOMASTON FEDERAL, is there any activity involving any THOMASTON FEDERAL Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

5.16     Employee Benefit Plans.
--------------------------------

     (a) THOMASTON FEDERAL has disclosed in Section 5.16 of the THOMASTON FEDERAL Disclosure Memorandum, and has delivered or made available to FLAG prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any THOMASTON FEDERAL Entity or ERISA Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "THOMASTON FEDERAL Benefit Plans"). Each THOMASTON FEDERAL Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "THOMASTON FEDERAL ERISA Plan." Each THOMASTON FEDERAL ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referred to herein as an "THOMASTON FEDERAL Pension Plan." No THOMASTON FEDERAL Pension Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA.

     (b) All THOMASTON FEDERAL Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. Each THOMASTON FEDERAL ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and THOMASTON FEDERAL has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of THOMASTON FEDERAL, no THOMASTON FEDERAL Entity has engaged in a transaction with respect to any THOMASTON FEDERAL Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any THOMASTON FEDERAL Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

     (c) No THOMASTON FEDERAL Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any THOMASTON FEDERAL Pension Plan, (ii) no change in the actuarial assumptions with respect to any THOMASTON FEDERAL
Pension Plan, and (iii) no increase in benefits under any THOMASTON FEDERAL Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any THOMASTON FEDERAL Pension Plan nor any "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any THOMASTON FEDERAL Entity, or the single-employer plan of any entity which is considered one employer with THOMASTON FEDERAL under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect. No THOMASTON FEDERAL Entity has provided, or is required to provide, security to a THOMASTON FEDERAL Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any THOMASTON FEDERAL Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect. No THOMASTON FEDERAL Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any THOMASTON FEDERAL Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 5.16 of the THOMASTON FEDERAL Disclosure Memorandum, no THOMASTON FEDERAL Entity has any Liability for retiree health and life benefits under any of the THOMASTON FEDERAL Benefit Plans and there are no restrictions on the rights of such THOMASTON FEDERAL Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect.

     (f) Except as disclosed in Section 5.16 of the THOMASTON FEDERAL Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any THOMASTON FEDERAL Entity from any THOMASTON FEDERAL Entity under any THOMASTON FEDERAL Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any THOMASTON FEDERAL Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any THOMASTON FEDERAL Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the THOMASTON FEDERAL Financial Statements to the extent required by and in accordance with GAAP.

5.17  Material Contracts.
-------------------------

     (a) Except as disclosed in Section 5.17(a) of the THOMASTON FEDERAL Disclosure Memorandum or otherwise reflected in the THOMASTON FEDERAL Financial Statements, none of the THOMASTON FEDERAL Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any THOMASTON FEDERAL Entity or the guarantee by any THOMASTON FEDERAL Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any THOMASTON FEDERAL Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among the THOMASTON FEDERAL Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any THOMASTON FEDERAL Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by THOMASTON FEDERAL with the SEC (assuming THOMASTON FEDERAL were subject to the reporting requirements of the 1934 Act) as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.16(a), the "THOMASTON FEDERAL Contracts").

     (b) With respect to each THOMASTON FEDERAL Contract and except as disclosed in Section 5.17(b) of the THOMASTON FEDERAL Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no THOMASTON FEDERAL Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect;
(iii) no THOMASTON FEDERAL Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of THOMASTON FEDERAL, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, or has repudiated or waived any material provision thereunder.

     (c) Except as disclosed in Section 5.17(c) of the THOMASTON FEDERAL Disclosure Memorandum, no officer, director or employee of any THOMASTON FEDERAL Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any THOMASTON FEDERAL Entity. All of the indebtedness of any THOMASTON FEDERAL Entity for money borrowed (excluding deposits obtained in the ordinary course of business) is prepayable at any time by such THOMASTON FEDERAL Entity without penalty or premium.

5.18 Legal Proceedings.
----------------------

     There is no Litigation instituted or pending or, to the Knowledge of THOMASTON FEDERAL, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any THOMASTON FEDERAL Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any THOMASTON FEDERAL Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any THOMASTON FEDERAL Entity, that are reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. Section 5.18 of the THOMASTON FEDERAL Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any THOMASTON FEDERAL Entity is a party and which names a THOMASTON FEDERAL Entity as a defendant or cross-defendant or for which, to the Knowledge of THOMASTON FEDERAL, any THOMASTON FEDERAL Entity has any potential Liability.

5.19 Reports.
-------------

     Since January 1, 1995, or the date of organization if later, each THOMASTON FEDERAL Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Except as disclosed in Section 5.19 of the THOMASTON FEDERAL Disclosure Memorandum, since January 1, 1995, no THOMASTON FEDERAL Entity has filed any Suspicious Activity Report or any claim under any fidelity blanket bond, general liability, errors and omissions, directors and officers or other insurance policies that pertain to the operations of its business or the ownership of its assets.

5.20 Statements True and Correct.
---------------------------------

     No written statement, certificate, or other writing furnished or to be furnished by any THOMASTON FEDERAL Entity to FLAG pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied in writing by any THOMASTON FEDERAL Entity specifically for inclusion in the Registration Statement to be filed by FLAG with the SEC in accordance with Section 8.1 will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any THOMASTON FEDERAL Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by a THOMASTON FEDERAL Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.21 Accounting,  Tax and Regulatory  Matters.
-----------------------------------------------

     No THOMASTON FEDERAL Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

5.22 Charter  Provisions.
---------------------------

     Each THOMASTON FEDERAL Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights (other than dissenter's rights) to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any THOMASTON FEDERAL Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any THOMASTON FEDERAL Entity that may be directly or indirectly acquired by them as a result of the Merger.

5.23 Board  Recommendation.
----------------------------

     The Board of Directors of THOMASTON FEDERAL, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders of THOMASTON FEDERAL, and (ii) resolved to recommend that the holders of the shares of THOMASTON FEDERAL Common Stock approve this Agreement.

5.24 Y2K.
----------

     No THOMASTON FEDERAL Entity has received, nor to THOMASTON FEDERAL's Knowledge are there facts that would form the basis for the issuance by the OTS of, a rating of "Needs Improvement" or "Unsatisfactory" on any OTS Year 2000 Report of Examination. THOMASTON FEDERAL has disclosed to FLAG a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council (the "FFIEC"), including the statement dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," and any subsequent guidance papers issued by the FFIEC, as such issues are, to the knowledge of THOMASTON FEDERAL, reasonably expected to affect any THOMASTON FEDERAL Entity. Between the date of this Agreement and the Effective Time, THOMASTON FEDERAL shall use its reasonable best efforts to implement such plan. THOMASTON FEDERAL has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.


                                   ARTICLE 6.
                     REPRESENTATIONS AND WARRANTIES OF FLAG
                     --------------------------------------

      FLAG hereby represents and warrants to THOMASTON FEDERAL as follows:

6.1  Organization, Standing, and Power.
-----------------------------------------

     FLAG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FLAG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. The minute book and other organizational documents for FLAG have been made available to THOMASTON FEDERAL for its review and, except as disclosed in Section 6.1 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

6.2 Authority of FLAG; No Breach By Agreement.
----------------------------------------------

     (a) FLAG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLAG. This Agreement represents a legal, valid, and binding obligation of FLAG, enforceable against FLAG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FLAG, nor the consummation by FLAG of the transactions contemplated hereby, nor compliance by FLAG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FLAG's Articles of Incorporation or Bylaws, or the Charter, or Articles of Incorporation or Bylaws of any FLAG Entity, or any resolution adopted by the Board of Directors or the shareholders of any FLAG Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FLAG Entity under, any Contract or Permit of any FLAG Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9. 1 (b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FLAG Entity or any of their respective material Assets (including any FLAG Entity becoming subject to or liable for the payment of any Tax on any of the Assets owned by any FLAG Entity being reassessed or revalued by any Taxing authority).

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or prevent or restrict the consummation of the transaction contemplated by this Agreement, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FLAG of the Merger and the other transactions contemplated in this Agreement.

6.3 Capital Stock.
------------------

     (a) The authorized capital stock of FLAG consists of (i) 20,000,000 shares of FLAG Common Stock, of which 6,561,879 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of FLAG Capital Stock are, and all of the shares of FLAG Common Stock to be issued in exchange for shares of THOMASTON FEDERAL Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FLAG Capital Stock has been, and none of the shares of FLAG Common Stock to be issued in exchange for shares of THOMASTON FEDERAL Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FLAG or in violation of any applicable Law.

   (b) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3 of the FLAG Disclosure Memorandum, there are no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG.

6.4  FLAG Subsidiaries.
-----------------------

     FLAG has disclosed in Section 6.4 of the FLAG Disclosure Memorandum all of the FLAG Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FLAG Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, FLAG or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FLAG Subsidiary. No capital stock (or other equity interest) of any FLAG Subsidiary are or may become required to be issued (other than to another FLAG Entity) by reason of any Equity Rights, and there are no Contracts by which any FLAG Subsidiary is bound to issue (other than to another FLAG Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FLAG Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FLAG Subsidiary (other than to another FLAG Entity). There are no Contracts relating to the rights of any FLAG Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FLAG Subsidiary. All of the shares of capital stock (or other equity interests) of each FLAG Subsidiary held by a FLAG Entity are fully paid and nonassessable under the applicable corporation or banking Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FLAG Entity free and clear of any Lien. Each FLAG Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FLAG Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FLAG Subsidiary have been made available to THOMASTON FEDERAL for its review, and, except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

6.5 SEC Filings, Financial Statements.
--------------------------------------

     (a) FLAG has timely filed and made available to THOMASTON FEDERAL all SEC Documents required to be filed by FLAG since December 31, 1993 (the "FLAG SEC Reports"). The FLAG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FLAG SEC Reports or necessary in order to make the statements in such FLAG SEC Reports, in light of the circumstances under which they were made, not misleading. No FLAG Subsidiary is required to file any SEC Documents.

     (b) Each of the FLAG Financial Statements (including, in each case, any related notes) contained in the FLAG SEC Reports, including any FLAG SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FLAG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

6.6  Absence  of  Undisclosed  Liabilities.
--------------------------------------------

     No FLAG Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FLAG as of December 31, 1998, included in the FLAG Financial
Statements or reflected in the notes thereto. No FLAG Entity has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

6.7  Absence of Certain  Changes or Events.
--------------------------------------------

     Since December 31, 1998, except as disclosed in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 6.7 of the FLAG Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and (ii) the FLAG Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FLAG provided in Article 7.

6.8 Tax Matters.
----------------

     (a) All Tax Returns required to be filed by or on behalf of any of the FLAG Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FLAG Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FLAG Material Adverse Effect, except as reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the FLAG Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FLAG Entities, except for any such Liens which are not reasonably likely to have a FLAG Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

     (b) None of the FLAG Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the FLAG Entities for the period or periods through and including the date of the respective FLAG Financial Statements that has been made and is reflected on such FLAG Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of the FLAG Entities have been provided for in accordance with GAAP.

     (e) None of the FLAG Entities is a party to any Tax allocation or sharing agreement and none of the FLAG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLAG) or has any Liability for Taxes of any Person (other than FLAG and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign, Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the FLAG Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) Except as disclosed in Section 6.8 of the FLAG Disclosure Memorandum, none of the FLAG Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 280G or 162(m) of the Internal Revenue Code.

     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FLAG Entities that occurred during or after any Taxable Period in which the FLAG Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

     (i) No FLAG Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting the FLAG Entities have been or will be timely made.

6.9 Allowance for Possible Loan Losses.
---------------------------------------

     The Allowance shown on the consolidated balance sheets of FLAG included in the most recent FLAG Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FLAG included in the FLAG Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the FLAG Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FLAG Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FLAG Material Adverse Effect.

6.10  Assets.
-------------

     (a) Except as disclosed in Section 6.10 of the FLAG Disclosure Memorandum or as disclosed or reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement, the FLAG Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FLAG Material Adverse Effect. All tangible properties used in the businesses of the FLAG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FLAG's past practices.

     (b) All Assets which are material to FLAG's business on a consolidated basis, held under leases or subleases by any of the FLAG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (c) The FLAG Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FLAG Entities has received notice from any insurance carrier that (i) any policy of insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FLAG Entity under such policies.

     (d) The Assets of the FLAG Entities include all Assets required to operate the business of the FLAG Entities as presently conducted.

6.11 Intellectual Property.
----------------------------

     Each FLAG Entity owns or has a license to use all of the Intellectual Property used by such FLAG Entity in the course of its business. Each FLAG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FLAG Entity in connection with such FLAG Entity's business operations, and such FLAG Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FLAG Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FLAG threatened, which challenge the rights of any FLAG Entity with respect to Intellectual Property used, sold or licensed by such FLAG Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the FLAG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, no FLAG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

6.12 Environmental Matters.
---------------------------

     (a) To the Knowledge of FLAG, each FLAG Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (b) There is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any FLAG Entity or any of its Operating Properties or Participation Facilities (or FLAG in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FLAG Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) During the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Prior to the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of FLAG, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

6.13  Compliance  with Laws.
-----------------------------

     FLAG is duly registered as a bank holding company under federal and state bank holding company Laws. Each FLAG Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Except as disclosed in Section 6.13 of the FLAG Disclosure Memorandum, none of the FLAG Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

     (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to, have, individually or in the aggregate, a FLAG Material Adverse Effect; or

     (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FLAG Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) requiring any FLAG Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to THOMASTON FEDERAL.

6.14 Labor Relations.
----------------------

     No FLAG Entity is the subject of any Litigation asserting that it or any other FLAG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FLAG Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FLAG Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FLAG Entity, pending or threatened, or to the Knowledge of FLAG, is there any activity involving any FLAG Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

6.15 Employee Benefit Plans.
----------------------------

     (a) FLAG has disclosed in Section 6.15 of the FLAG Disclosure Memorandum and has delivered or made available to THOMASTON FEDERAL prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FLAG Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FLAG Benefit Plans"). Each FLAG Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FLAG ERISA Plan." Each FLAG ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "FLAG Pension Plan." No FLAG Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All FLAG Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FLAG has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Flag, no FLAG Entity has engaged in a transaction with respect to any FLAG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FLAG Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) No FLAG Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any FLAG Pension Plan, (ii) no change in the actuarial assumptions with respect to any FLAG Pension Plan, and (iii) no increase in benefits under any FLAG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FLAG Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FLAG Entity, or the single-employer plan of any ERISA Affiliate of FLAG has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has provided, or is required to provide, security to a FLAG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401
(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FLAG Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FLAG Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FLAG Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, no FLAG Entity has any Liability for retiree health and life benefits under any of the FLAG Benefit Plans and there are no restrictions on the rights of such FLAG Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FLAG Material Adverse Effect.

     (f) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FLAG Entity from any FLAG Entity under any FLAG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FLAG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FLAG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FLAG Financial Statements to the extent required by and in accordance with GAAP.

6.16  Material  Contracts.
--------------------------

     Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum or otherwise reflected in the FLAG Financial Statements, none of the FLAG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FLAG Entity or the guarantee by any FLAG Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any FLAG Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FLAG Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FLAG Entity, (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FLAG with the SEC as of the date of this Agreement that has not been filed as an exhibit to FLAG's Form 10-K filed for the fiscal year ended December 31, 1998, or in an SEC Document and identified to THOMASTON FEDERAL (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "FLAG Contracts"). With respect to each FLAG Contract and except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no FLAG Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; (iii) no FLAG Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FLAG, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any FLAG Entity for money borrowed is prepayable at any time by such FLAG Entity without penalty or premium. Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum, no officer, director or employee of any FLAG Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FLAG Entity.

6.17 Legal Proceedings.
-----------------------

     There is no Litigation instituted or pending or, to the Knowledge of FLAG, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FLAG Entity, or against any director, employee or employee benefit plan of any FLAG Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FLAG Entity, that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Section 6.17 of the FLAG Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FLAG Entity is a party and which names a FLAG Entity as a defendant or cross-defendant or for which any FLAG Entity has any potential Liability.

6.18  Reports.
--------------

     Since January 1, 1993, each FLAG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.19 Statements True and Correct
--------------------------------

     No statement, certificate, instrument or other writing furnished or to be furnished by any FLAG Entity to THOMASTON FEDERAL pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FLAG Entity for inclusion in the Registration Statement to be filed by FLAG with the SEC, will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the documents to be filed by any FLAG Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FLAG Entity thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

6.20 Accounting, Tax and Regulatory Matters.
--------------------------------------------

     No FLAG Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.l(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

6.21  Charter  Provisions.
---------------------------

     Each FLAG Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any FLAG Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FLAG Entity that may be directly or indirectly acquired or controlled by them.

6.22 Board  Approval.
---------------------

     The Board of Directors of FLAG, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the FLAG shareholders. Applicable Law does not require that FLAG shareholders approve this Agreement and/or the transactions contemplated hereby, including the Merger.

6.23 Y2K. No FLAG Entity has received,  nor to FLAG's  Knowledge are there facts that would form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-3 (SUP), dated March 4, 1998). FLAG has disclosed to THOMASTON FEDERAL a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council (the "FFIEC"), including the statement dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," and any subsequent guidance papers issued by the FFIEC, as such issues affect any FLAG Entity. Between the date of this Agreement and the Effective Time, FLAG shall use its reasonable best efforts to implement such plan. FLAG has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.

6.24 Matters  Relating to INTERIM.
-----------------------------------

     At the Effective Time, INTERIM will be an interim federal savings association chartered by the OTS, and will have the corporate power and authority to carry on its business as contemplated by this Agreement and to own, lease and operate its material Assets. INTERIM will have the corporate power necessary to approve, adopt and ratify this Agreement and to consummate the transactions contemplated hereby. The approval, adoption and ratification of this Agreement, the performance of the Agreement, and the consummation of the transactions contemplated therein, including the Merger, will be duly and validly authorized by all necessary corporate action in respect thereof on the part of INTERIM, subject to the approval of the Agreement by FLAG, as the sole shareholder of INTERIM, which is the only shareholder vote required for approval of the Agreement, and the consummation of the Merger by INTERIM. When INTERIM approves, adopts and ratifies this Agreement, this Agreement will represent a legal, valid and binding obligation of INTERIM, enforceable against INTERIM in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                                   ARTICLE 7.
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

7.1 Affirmative  Covenants of THOMASTON FEDERAL.
------------------------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, THOMASTON FEDERAL shall, and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

7.2 Negative  Covenants of THOMASTON  FEDERAL.
-----------------------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, THOMASTON FEDERAL covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Charter, Articles of Incorporation, Bylaws or other governing instruments of any THOMASTON FEDERAL entity, except to amend the Bylaws of THOMASTON FEDERAL to allow THOMASTON FEDERAL to hold its annual meeting of shareholders to be held in 1999 within 210 days after the end of the 1998 fiscal year; or

     (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a THOMASTON FEDERAL Entity to another THOMASTON FEDERAL Entity) in excess of an aggregate of $100,000 (for THOMASTON FEDERAL Entities on a consolidated basis) except in the ordinary course of the business of the THOMASTON FEDERAL Subsidiaries consistent with past practices (which shall include, for the THOMASTON FEDERAL Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any THOMASTON FEDERAL Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the THOMASTON FEDERAL Disclosure Memorandum); or

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any THOMASTON FEDERAL Entity, or declare or pay any dividend or make any other distribution in respect of THOMASTON FEDERAL's capital stock, except in accordance with past practice specifically disclosed in Section 7.2(c) of the THOMASTON FEDERAL Disclosure Memorandum; or

     (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the THOMASTON FEDERAL Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of THOMASTON FEDERAL Common Stock or any other capital stock of any THOMASTON FEDERAL Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

     (e) adjust, split, combine or reclassify any capital stock of any THOMASTON FEDERAL Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of THOMASTON FEDERAL Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any THOMASTON FEDERAL Subsidiary (unless any such shares of stock are sold or otherwise transferred to another THOMASTON FEDERAL Entity); or

     (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned THOMASTON FEDERAL Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (g) grant any increase in compensation or benefits to the employees or officers of any THOMASTON FEDERAL Entity, other than in the ordinary course of business, provided that THOMASTON FEDERAL will not increase any officer's or employee's compensation by more than ten percent (10%); pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the THOMASTON FEDERAL Disclosure Memorandum; and enter into or amend any severance agreements with officers of any THOMASTON FEDERAL Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any THOMASTON FEDERAL Entity except in accordance with past practice disclosed in Section 7.2(g) of the THOMASTON FEDERAL Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

     (h) enter into or amend any employment Contract between any THOMASTON FEDERAL Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the THOMASTON FEDERAL Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any THOMASTON FEDERAL Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any THOMASTON FEDERAL Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the THOMASTON FEDERAL Disclosure Memorandum, settle any Litigation involving any Liability of any THOMASTON FEDERAL Entity for material money damages or restrictions upon the operations of any THOMASTON FEDERAL Entity; or

     (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

7.3  Affirmative  Covenants of FLAG.
------------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of THOMASTON FEDERAL shall have been obtained, and except as otherwise expressly contemplated herein, FLAG shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and
(c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

7.4  Negative  Covenants  of FLAG.
----------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of THOMASTON FEDERAL shall have been obtained, and except as otherwise expressly contemplated herein, FLAG covenants and agrees that it will not amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of THOMASTON FEDERAL Common Stock, or take any action which will materially adversely impact the ability of FLAG Entities to consummate the transactions contemplated by this Agreement.

7.5 Adverse Changes in Condition.
---------------------------------

     Each of FLAG and THOMASTON FEDERAL agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, or
(ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.6 Reports.
------------

     Each of FLAG and THOMASTON FEDERAL and their Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other copies of all such periodic reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8.
                              ADDITIONAL AGREEMENTS
                              ---------------------

8.1 Registration Statement.
---------------------------

     (a) As soon as practicable after execution of this Agreement, FLAG shall prepare and file the Registration Statement with the SEC, and shall use its reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of FLAG Common Stock to the shareholders of THOMASTON FEDERAL upon consummation of the Merger. No filing of, or amendment or supplement to, the Registration Statement will be made by FLAG without providing THOMASTON FEDERAL the opportunity to review and comment thereon. FLAG will advise THOMASTON FEDERAL promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of FLAG Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment to the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. THOMASTON FEDERAL shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as FLAG may reasonably request in connection with such action. FLAG and THOMASTON FEDERAL shall make all necessary filings with respect to the Merger under the Securities Laws.

     (b) FLAG will indemnify and hold harmless THOMASTON FEDERAL its directors, officers and other persons, if any, who control THOMASTON FEDERAL within the meaning of the Securities Act from and against (including, without limitation, advance, prior to final disposition of the matter, the expenses of defending) any losses, claims, damages, liabilities or judgments, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages, liabilities, or judgments (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption or registration as a broker/dealer, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will advance expenses to or reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim to the maximum extent permitted by the GBCC; provided, however, that FLAG shall not be liable, in any such case, to the extent that any such loss, claim, damage, liability, or judgment (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any such amendment or supplement thereto, or in any such state application, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to FLAG by or on behalf of either THOMASTON FEDERAL or any officer, director or affiliate of THOMASTON FEDERAL specifically for use therein.

     (c) Promptly after receipt by an indemnified party under subparagraph (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against FLAG under such subparagraph, notify FLAG in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify FLAG of the commencement thereof, FLAG shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from FLAG to such indemnified party of its election so to assume the defense thereof, FLAG shall not be liable to such indemnified party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, if FLAG elects not to assume such defense or if counsel for the indemnified party advises FLAG in writing that there are material substantive issues which raise conflicts of interest between FLAG or THOMASTON FEDERAL and the indemnified party, such indemnified party may retain counsel satisfactory to it and FLAG shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefor are received. Notwithstanding the foregoing, FLAG shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by FLAG in respect of such claim unless, in the reasonable judgment of any such indemnified party, a conflict of interest exists between such indemnified party and any other of such indemnified parties in respect to such claims.

8.2 Nasdaq Listing.
-------------------

     FLAG shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of FLAG Common Stock to be issued to the holders of THOMASTON FEDERAL Common Stock pursuant to the Merger, and FLAG shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

8.3 Shareholder Approval.
-------------------------

     (a) THOMASTON FEDERAL shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of THOMASTON FEDERAL shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of THOMASTON FEDERAL, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to THOMASTON FEDERAL's shareholders, under applicable law), and the Board of Directors and officers of THOMASTON FEDERAL shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of THOMASTON FEDERAL, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the THOMASTON FEDERAL shareholders, under applicable law).

     (b) INTERIM shall call an INTERIM Shareholders' Meeting, to be held as soon as reasonably practicable after its organization, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the INTERIM Shareholders' Meeting, the Board of Directors of INTERIM shall recommend to its shareholder, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval, and the Board of Directors and officers of INTERIM shall use their reasonable efforts to obtain its shareholder's approval. FLAG, as sole shareholder of INTERIM, shall vote its shares of INTERIM in favor of this Agreement.

8.4  Applications.
------------------

     FLAG shall promptly prepare and file, and THOMASTON FEDERAL shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement, including, without limitation, the Board of Governors of the Federal Reserve System, the OTS, and the Georgia Department of Banking and Finance, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

8.5 Agreement as to Efforts to Consummate.
------------------------------------------

     Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

8.6 Investigation and Confidentiality.
--------------------------------------

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to the consummation of the Merger, and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of any other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party  shall use its  reasonable  efforts to  exercise  its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

     (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a THOMASTON FEDERAL Material Adverse Effect or a FLAG Material Adverse Effect, as applicable.

8.7 Press  Releases.
--------------------

     Prior to the Effective Time, THOMASTON FEDERAL and FLAG shall use their reasonable best efforts to consult with each other as to the form and substance of any press release or other public disclosure related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section
8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel shall reasonably deem necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

8.8 Certain Actions.
--------------------

     Except with respect to this Agreement and the transactions contemplated hereby, no THOMASTON FEDERAL Entity nor any Representatives thereof retained by any THOMASTON FEDERAL Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of THOMASTON FEDERAL, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to THOMASTON FEDERAL's shareholders, under applicable Law, no THOMASTON FEDERAL Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but THOMASTON FEDERAL may communicate information about such an Acquisition Proposal to its shareholders if and to the extent, upon the advice of counsel, THOMASTON FEDERAL reasonably determines that it is required to do so in order to comply with its legal obligations. Notwithstanding the foregoing, if, at any time prior to the Effective Time, the Board of Directors of THOMASTON FEDERAL determines in good faith, based on the advice of outside counsel and its financial advisors, that the terms of an Acquisition Proposal are more desirable to THOMASTON FEDERAL than the terms of this Agreement or the proposed Merger and that the Board of Directors has a fiduciary duty to consider and respond to the Acquisition Proposal under applicable law, THOMASTON FEDERAL in response to a written Acquisition Proposal may furnish nonpublic information with respect to THOMASTON FEDERAL to the person who made such Acquisition Proposal. THOMASTON FEDERAL shall promptly advise FLAG following the receipt of any Acquisition Proposal and the details thereof, and advise FLAG of any developments with respect to such Acquisition Proposal promptly upon, but in any event not more than five business days after, the occurrence thereof. THOMASTON FEDERAL shall
(i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

8.9 Accounting and Tax Treatment.
---------------------------------

     Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for pooling of interests accounting treatment and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

8.10 Charter Provisions.
------------------------

     Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the charter, articles of incorporation, bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any THOMASTON FEDERAL Entity that may be directly or indirectly acquired by them.

8.11 Agreements of Affiliates.
------------------------------

     THOMASTON FEDERAL has disclosed in Section 8.11 of the THOMASTON FEDERAL Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of THOMASTON FEDERAL for purposes of Rule 145 under the 1933 Act. THOMASTON FEDERAL shall use its reasonable efforts to cause each such Person to deliver to FLAG not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of the THOMASTON FEDERAL Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FLAG Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FLAG and THOMASTON FEDERAL have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. Except for transfers made in compliance with Staff Accounting Bulletin No. 76, shares of FLAG Common Stock issued to such affiliates of THOMASTON FEDERAL shall not be transferable until such time as financial results covering at least 30 days of combined operations of FLAG and THOMASTON FEDERAL have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12. FLAG shall be entitled to place restrictive legends upon certificates for shares of FLAG Common Stock issued to affiliates of THOMASTON FEDERAL pursuant to this Agreement to enforce the provisions of this Section 8.12. FLAG shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FLAG Common Stock by such affiliates.

8.12 Employee  Benefits and Contracts.
--------------------------------------

     Following the Effective Time, FLAG shall either (i) continue to provide to officers and employees of the THOMASTON FEDERAL Entities employee benefits under THOMASTON FEDERAL's existing employee benefit and welfare plans or, (ii) if FLAG shall determine to provide to officers and employees of the THOMASTON FEDERAL Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the THOMASTON FEDERAL Entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined contribution plans of THOMASTON FEDERAL shall be treated as service under FLAG's qualified defined contribution plans, and (ii) service under any other THOMASTON FEDERAL Benefit Plans shall be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the THOMASTON FEDERAL Entities who, at or after the Effective Time, become employees of a FLAG Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the THOMASTON FEDERAL Entities, FLAG shall cause each comparable employee welfare benefit plan which is substituted for a THOMASTON FEDERAL welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FLAG also shall cause the Surviving Bank and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 5.16 of the THOMASTON FEDERAL Disclosure Memorandum to FLAG between any THOMASTON FEDERAL Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the THOMASTON FEDERAL Benefit Plans.

8.13 Indemnification.
----------------------

     FLAG shall indemnify, defend and hold harmless each person entitled to indemnification from a THOMASTON FEDERAL Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under OTS regulations and by THOMASTON FEDERAL's Charter and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the Indemnified Party.

                                   ARTICLE 9.
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

9.1 Conditions to Obligations of Each Party.
--------------------------------------------

     The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

     (a) Shareholder Approval. The shareholders of THOMASTON FEDERAL shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1 (b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect or a FLAG Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, makes illegal or, in good faith, inadvisable, the consummation of the transactions contemplated by this Agreement.

     (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger shall have been received.

     (f) Nasdaq Listing. The shares of FLAG Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

     (g) Tax Matters. Each Party shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of THOMASTON FEDERAL Common Stock for FLAG Common Stock will not give rise to gain or loss to the shareholders of THOMASTON FEDERAL with respect to such exchange (except to the extent of any cash received), and (iii) neither THOMASTON FEDERAL nor FLAG will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely as to matters of fact upon representations of officers of THOMASTON FEDERAL and FLAG reasonably satisfactory in form and substance to such counsel.

     (h) Employment Matters. Robert G. Cochran, President and Chief Executive Officer of THOMASTON FEDERAL, and Joel Dudley, Manager of THOMASTON FEDERAL's loan production offices, shall each have negotiated a mutually satisfactory employment/separation agreement with FLAG which shall have an initial term of three years.

     (i) Dissenting Stockholders. The number of shares of THOMASTON FEDERAL Common Stock for which THOMASTON FEDERAL stockholders seek appraisal rights as dissenting stockholders under Section 552.14 of the OTS regulations shall not exceed nine percent (9%) of the THOMASTON FEDERAL COMMON STOCK outstanding as of the Effective Time.

9.2 Conditions to Obligations of FLAG.
--------------------------------------

     The obligations of FLAG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FLAG pursuant to Section 11.6(a):

     (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of THOMASTON FEDERAL set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for changes resulting from the exercise of outstanding stock options, and except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections
5.21 and 5.22 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of THOMASTON
FEDERAL set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.21 and 5.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a THOMASTON FEDERAL Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of THOMASTON FEDERAL to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. THOMASTON FEDERAL shall have delivered to FLAG (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to their Knowledge the conditions set forth in Section 9.1 as relates to THOMASTON FEDERAL and in
Section 9.2(a) and 9.2(b) have been satisfied; provided, -------- however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to ------- have survived the Closing, and (ii) certified copies of resolutions duly adopted by THOMASTON FEDERAL's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FLAG and its counsel shall reasonably request.

     (d) Opinion of Counsel. FLAG shall have received an opinion of Long Aldridge & Norman LLP, counsel to THOMASTON FEDERAL, dated as of the Closing Date, in form reasonably satisfactory to FLAG, as to the matters set forth in
Exhibit 2.

     (e) Pooling Letters. FLAG shall have received an opinion of Porter Keadle Moore, LLP, dated as of the Closing Date, addressed to FLAG and in form and substance reasonably acceptable to FLAG, to the effect that the Merger, for accounting purposes, shall qualify for treatment as a pooling of interests.

     (f) Affiliates Agreements. FLAG shall have received from each affiliate of THOMASTON FEDERAL the affiliate agreement referred to in Section 8.11 and
Exhibit 1.

     (g) Claims Letters. Each of the directors and officers of THOMASTON FEDERAL shall have executed and delivered to FLAG letters in substantially the form of
Exhibit 3.

9.3 Conditions to Obligations of THOMASTON FEDERAL.
---------------------------------------------------

     The obligations of THOMASTON FEDERAL to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by THOMASTON FEDERAL pursuant to Section 11.6(b):

     (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FLAG set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FLAG set forth in
Section 6.20 and 6.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FLAG set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.20 and 6.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FLAG Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FLAG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. FLAG shall have delivered to THOMASTON FEDERAL (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to FLAG and in Section 9.3(a) and 9.3(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by FLAG's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as THOMASTON FEDERAL and its counsel shall request.

     (d) Opinion of Counsel. THOMASTON FEDERAL shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, dated as of the Closing Date, in form reasonably acceptable to THOMASTON FEDERAL, as to the matters set forth in Exhibit 4.

     (e) Fairness Opinions. THOMASTON FEDERAL shall have received from The Robinson-Humphrey Company opinions that the terms of the Merger are fair to the stockholders of THOMASTON FEDERAL from a financial point of view. Such opinions shall be dated the date of approval of this Agreement by THOMASTON FEDERAL'S Board of Directors, and as of the date of the proxy materials relating to the Merger mailed to THOMASTON FEDERAL stockholders.


                                   ARTICLE 10.
                                   TERMINATION
                                   -----------

10.1  Termination.
------------------

     Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of THOMASTON FEDERAL, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) By mutual consent of FLAG and THOMASTON FEDERAL; or

     (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a THOMASTON FEDERAL Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, on the breaching Party; or

     (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

     (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of THOMASTON FEDERAL fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

     (e) By either Party in the event that the Merger shall not have been consummated by October 31, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

     (f) By THOMASTON FEDERAL in the event that prior to the Effective Time, THOMASTON FEDERAL enters into a definitive agreement with respect to the sale of THOMASTON FEDERAL to any person or entity who or which has made an Acquisition Proposal and THOMASTON FEDERAL has paid FLAG $100,000 as reimbursement for the expenses of FLAG incurred in connection with the Merger.

10.2 Effect of Termination.
---------------------------

     In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

10.3 Non-Survival of Representations and Covenants.
---------------------------------------------------

     The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this
Section 10.3 and Articles 1, 2, 3, 4 and 11 and Sections 8.12 and 8.13.


                                   ARTICLE 11.
                                  MISCELLANEOUS
                                  -------------

11.1  Definitions.
------------------

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, the FLAG Disclosure Memorandum and the THOMASTON FEDERAL Disclosure Memorandum delivered pursuant hereto and incorporated herein by reference.

     "Articles of Combination" shall mean the Articles filed with the OTS to effect the merger of INTERIM with and into THOMASTON FEDERAL.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

     "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exhibits 1 through 4," inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "FLAG Capital Stock" shall mean, collectively, the FLAG Common Stock, the FLAG Preferred Stock and any other class or series of capital stock of FLAG.

     "FLAG Common Stock" shall mean the $1.00 par value common stock of FLAG.

     "FLAG Disclosure Memorandum" shall mean the written information entitled "FLAG Financial Corporation Disclosure Memorandum" delivered prior to execution of this Agreement to THOMASTON FEDERAL describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "FLAG Entities" shall mean, collectively, FLAG and all FLAG Subsidiaries.

     "FLAG Financial Statements" shall mean the consolidated balance sheets (including related notes and schedules, if any) of FLAG as of December 31, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by FLAG in SEC Documents, and (ii) the consolidated balance sheets of FLAG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1998.

     "FLAG Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FLAG and its Subsidiaries, taken as a whole, or (ii) the ability of FLAG Entities to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations, banks, and their holding companies, and (c) actions and omissions of FLAG (or any of its Subsidiaries) taken with the prior informed written Consent of THOMASTON FEDERAL in contemplation of the transactions contemplated hereby.

     "FLAG Preferred Stock" shall mean the shares of preferred stock of FLAG.

     "FLAG Subsidiaries" shall mean the Subsidiaries of FLAG, which shall include the FLAG Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FLAG in the future and held as a Subsidiary by FLAG at the Effective Time.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

     "INTERIM Shareholders' Meeting" shall meant the meeting of the shareholders of INTERIM to be held pursuant to Section 8.3, including any adjournment or adjournments thereof.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a FLAG Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such FLAG Entity. "Knowledge" as used with respect to a THOMASTON FEDERAL Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such THOMASTON FEDERAL Entity.

     "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, Known investigation, hearing, Known criminal prosecution, Known governmental or other examinations, or other administrative or other proceeding, or any investigation Known to the Party by, relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

     "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "OTS" shall mean the Office of Thrift Supervision.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either THOMASTON FEDERAL or FLAG and "Parties" shall mean THOMASTON FEDERAL and FLAG.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FLAG under the 1933 Act with respect to the shares of FLAG Common Stock to be issued to the shareholders of THOMASTON FEDERAL in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the OTS (including its predecessor, the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders Meeting" shall mean the meeting of the shareholders of THOMASTON FEDERAL to be held pursuant to Section 8.3(a), including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "Surviving Bank" shall mean THOMASTON FEDERAL as the surviving bank resulting from the Merger.

     "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     "THOMASTON FEDERAL Common Stock" shall mean the $1.00 par value common stock of THOMASTON FEDERAL.

     "THOMASTON FEDERAL Disclosure Memorandum" shall mean the written information entitled "THOMASTON FEDERAL Disclosure Memorandum" delivered prior to execution of this Agreement to FLAG describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "THOMASTON FEDERAL Entities" shall mean, collectively, THOMASTON FEDERAL and all THOMASTON FEDERAL Subsidiaries.

     "THOMASTON FEDERAL Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of THOMASTON FEDERAL as of December 31, 1998, and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the period ended December 31, 1998, and (ii) the consolidated balance sheets of THOMASTON FEDERAL (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1998.

     "THOMASTON FEDERAL Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial condition, business, or results of operations of THOMASTON FEDERAL and its Subsidiaries, taken as a whole, or (ii) the ability of THOMASTON FEDERAL to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that a "THOMASTON FEDERAL Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (c) actions and omissions of THOMASTON FEDERAL (or any of its Subsidiaries) taken with the prior informed written Consent of FLAG in contemplation of the transactions contemplated hereby.

     "THOMASTON FEDERAL Subsidiaries" shall mean the Subsidiaries of THOMASTON FEDERAL, which shall include the THOMASTON FEDERAL Subsidiaries described in
Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of THOMASTON FEDERAL in the future and held as a Subsidiary by THOMASTON FEDERAL at the Effective Time.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

        Allowance                                   Section 5.9
        Certificates                                Section 4.1
        Closing                                     Section 1.3
        Effective Time                              Section 1.4
        ERISA Affiliate                             Section 5.16(c)
        Exchange Agent                              Section 4.1
        Exchange Ratio                              Section 3.1(b)
        FLAG Benefit Plans                          Section 6.15(a)
        FLAG Contracts                              Section 6.16
        FLAG ERISA Plan                             Section 6.15(a)
        FLAG Pension Plan                           Section 6.15(a)
        FLAG SEC Reports                            Section 6.5(a)
        Indemnified Party                           Section 8.13
        Merger                                      Section 1.2
        Tax Opinion                                 Section 9.1(g)
        THOMASTON FEDERAL Benefit Plans             Section 5.16(a)
        THOMASTON FEDERAL Contracts                 Section 5.17
        THOMASTON FEDERAL ERISA Plan                Section 5.16(a)
        THOMASTON FEDERAL Pension Plan              Section 5.16(a)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

11.2 Expenses.
--------------

     Except as otherwise provided in Section 10.1(f), each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

11.3 Brokers and Finders.
-------------------------

     Except as disclosed in Section 11.3 of the FLAG Disclosure Memorandum, and except as disclosed in Section 11.3 of the THOMASTON FEDERAL Disclosure Memorandum, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by THOMASTON FEDERAL or by FLAG, each of THOMASTON FEDERAL and FLAG, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

11.4 Entire Agreement.
----------------------

     Except for the Non-Disclosure Agreement dated March 22, 1999 between FLAG and THOMASTON FEDERAL, and except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

11.5 Amendments.
----------------

     To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of THOMASTON FEDERAL Common Stock, there shall be made no amendment that, pursuant to OTS regulations, requires further approval by such shareholders without the further approval of such shareholders.

11.6 Waivers.
-------------

     (a) Prior to or at the Effective Time, FLAG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by THOMASTON FEDERAL, to waive or extend the time for the compliance or fulfillment by THOMASTON FEDERAL of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FLAG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FLAG.

     (b) Prior to or at the Effective Time, THOMASTON FEDERAL, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FLAG or INTERIM, to waive or extend the time for the compliance or fulfillment by FLAG, of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of THOMASTON FEDERAL under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of THOMASTON FEDERAL.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7 Assignment.
----------------

     Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. The Parties intend that the directors of THOMASTON FEDERAL be third party beneficiaries of the Indemnification provisions of Section 8.13 of this Agreement.

11.8 Notices.
-------------

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         THOMASTON FEDERAL:

                                   THOMASTON FEDERAL SAVINGS BANK
                                   206 North Church Street
                                   P. O. Drawer 1186
                                   Thomaston, GA 30286-1186
                                   Telecopy Number:  (706) 647-6019
                                   Attention: Robert G. Cochran

                  Copy to Counsel: Long Aldridge & Norman
                                   303 Peachtree Street, N.E.
                                   Suite 5300
                                   Atlanta, GA  30308
                                   Telecopy Number: (404) 527-4198
                                   Attention:  David M. Calhoun, Esq.

                  FLAG:            Citizens Bank
                                   100 Union Street
                                   P. O. Box 156
                                   Vienna, GA  31092
                                   Telecopy Number: (912) 268-1370
                                   Attention:  J. Daniel Speight, Jr.

                  Copy to Counsel: Powell Goldstein Frazer & Murphy LLP
                                   Sixteenth Floor
                                   191 Peachtree Street, N.E.
                                   Atlanta, GA 30303
                                   Telecopy Number: (404) 572-5954
                                   Attention:  Walter G. Moeling IV, Esq.

11.9 Governing Law.
-------------------

     This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

11.10 Counterparts.
-------------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11 Captions, Articles and Sections.
--------------------------------------

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

11.12 Interpretations.
----------------------

     Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

11.13 Enforcement of Agreement.
--------------------------------

     The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.14 Severability.
--------------------

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                   SIGNATURES TO AGREEMENT AND PLAN OF MERGER

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                           FLAG FINANCIAL CORPORATION


                           By: /s/ J. Daniel Speight, Jr.
                           ------------------------------
                               J. Daniel Speight, Jr.
                               President and Chief Executive Officer



                           THOMASTON FEDERAL SAVINGS BANK


                           By: /s/Robert G. Cochran
                           --------------------------
                               Robert G. Cochran
                               President and Chief Executive Officer